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CUSIP No.           61744R103           13G                    Page 7 of 9 Pages




                            EXHIBIT 1 TO SCHEDULE 13G




                                February 5, 1997





                  MORGAN STANLEY GROUP INC. and MORGAN STANLEY & CO., INCORPORATED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

           MORGAN STANLEY & CO., INCORPORATED

      BY: /s/ Edward J. Johnsen
          ----------------------------------------------------------------------
          Edward J. Johnsen / Vice-President
          Morgan Stanley & Co. Incorporated

           MORGAN  STANLEY  GROUP  INC.

      BY: /s/ Edward J. Johnsen
          ----------------------------------------------------------------------
          Edward J. Johnsen / Vice-President
          Morgan Stanley & Co. Incorporated